UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☐	Soliciting Material Pursuant to §240.14a-12

NEUROMETRIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451

September 18, 2015

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of NeuroMetrix, Inc. to be held on Friday, October 30, 2015, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. The attached Notice of Special Meeting of Stockholders and proxy statement describe the business we will conduct at the Special Meeting and provide information about us that you should consider when you vote your shares.

At the Special Meeting, we will ask stockholders (i) to approve an amendment to our certificate of incorporation to increase from 50,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock, $0.0001 par value per share, that we are authorized to issue, (ii) to approve a separate amendment to our certificate of incorporation, and to authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:4, such ratio to be determined in the discretion of our Board of Directors, and (iii) to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2. Our Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Special Meeting.

We hope you will be able to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you cast your vote either in person or by proxy. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your ongoing support. We look forward to seeing you at the Special Meeting.

Sincerely,

Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President

NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders:

A special meeting of stockholders (the “Special Meeting”) of NeuroMetrix, Inc., a Delaware corporation (the “Corporation”), will be held on Friday, October 30, 2015, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, for the following purposes:

1.	To approve an amendment to our third amended and restated certificate of incorporation, as amended, to increase from 50,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock, $0.0001 par value per share, that we are authorized to issue;
2.	To approve an amendment to our third amended and restated certificate of incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, at a ratio in the range of 1:2 to 1:4, such ratio to be determined in the discretion of our Board of Directors;
3.	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2; and
4.	To transact such other business as may be properly brought before the Special Meeting or any adjournments or postponements thereof.

Stockholders entitled to notice of and to vote at the Special Meeting shall be determined as of the close of business on September 17, 2015, the record date fixed by our Board of Directors for such purpose. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date, and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

By Order of the Board of Directors,

Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President
Waltham, Massachusetts
September 18, 2015

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the Internet or by telephone in accordance with the instructions listed on the proxy card.

September 18, 2015

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451
781-890-9989

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
Friday, October 30, 2015

This proxy statement, the attached Notice of Special Meeting of Stockholders and the enclosed proxy card are being mailed to stockholders on or about September 30, 2015, and are furnished in connection with the solicitation of proxies by the Board of Directors of NeuroMetrix, Inc. (“NeuroMetrix”, “we”, “us”, or the “Corporation”) for use at a special meeting of stockholders (the “Special Meeting”) to be held on Friday, October 30, 2015, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, and at any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING TO BE HELD ON OCTOBER 30, 2015

This proxy statement is available for viewing, printing and downloading at:

http://www.viewproxy.com/NeuroMetrix/2015SM

This proxy statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

Only stockholders of record as of the close of business on September 17, 2015, will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 13,785,239 shares of our common stock, $0.0001 par value per share (the “common stock”), were issued and outstanding. Each share of common stock outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person, although the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451; (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy; or (3) appearing in person at the Special Meeting and voting by ballot at the Special Meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against, or abstain with respect to each of the proposals to be voted on at the Special Meeting. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.
•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on October 29, 2015.

If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:

•	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.
•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.
•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Special Meeting. You will not be able to vote at the Special Meeting unless you have a proxy card from your broker.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the Special Meeting, please contact our proxy advisor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

877-777-5603

The representation in person or by proxy of at least a majority of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. The stockholders will act upon proposals (1) to approve an amendment to our third amended and restated certificate of incorporation, as amended, to increase from 50,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock, $0.0001 par value per share, that we are authorized to issue, (2) to approve an amendment to our third amended and restated certificate of incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, at a ratio in the range of 1:2 to 1:4, such ratio to be determined in the discretion of our Board of Directors, and (3) to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2.

If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record should have the authority to vote your unvoted shares on each of these proposals, even if it does not receive any instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the Special Meeting in the manner you desire. If your bank, broker or other holder of record cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

The following sets forth the vote required to approve each proposal and how votes are counted:

Proposal 1: Approve an Amendment to Our Third Amended and Restated Certificate of Incorporation, as Amended, To Increase Our Authorized Common Stock	The affirmative vote of a majority of the Company’s outstanding common stock is required to approve an amendment to our third amended and restated certificate of incorporation, as amended, to increase from 50,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock, $0.0001 par value per share, that we are authorized to issue. Abstentions will be treated as votes against this proposal. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will be treated as votes against this proposal.

Proposal 2: Approve an Amendment to Our Third Amended and Restated Certificate of Incorporation, as Amended, To Effect a Reverse Stock Split	The affirmative vote of a majority of the Company’s outstanding common stock is required to approve the amendment of the Company’s third amended and restated certificate of incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:4, such ratio to be determined in the discretion of our Board of Directors. Abstentions will be treated as votes against this proposal. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will be treated as votes against this proposal.

Proposal 3: The Adjournment of the Special Meeting	Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposed amendment to our third amended and restated certificate of incorporation, as amended, to increase the number of shares of common stock that we are authorized to issue as described in Proposal 1 or the proposed amendment to our third amended and restated certificate of incorporation, as amended, to effectuate a reverse stock split as described in Proposal 2. Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the Special Meeting. Abstentions will have no effect on the results of this vote. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Electronic Delivery of Future Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by going to http://www.amstock.com, accessing your account information and following the instructions provided.

PROPOSAL 1 — APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE FROM 50,000,000 SHARES TO 100,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE, THAT WE ARE AUTHORIZED TO ISSUE

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our third amended and restated certificate of incorporation, as amended, to increase from 50,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock, $0.0001 par value per share, that we are authorized to issue. Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our third amended and restated certificate of incorporation, as amended, and submit the amendment to stockholders for their approval. The form of amendment to our third amended and restated certificate of incorporation, as amended, to effect the increase in our authorized common stock is attached as Appendix A to this proxy statement.

As of September 15, 2015, 13,785,239 shares of our common stock were issued and outstanding and an additional 29,078,459 shares were reserved for issuance upon the conversion of existing securities, including warrants, and the issuance and exercise of options granted under our equity compensation plans, including our Seventh Amended and Restated 2004 Stock Option and Incentive Plan (the “2004 Plan”). Accordingly, a total of approximately 7,136,302 shares of common stock is available for future issuance.

Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with stock-based incentive compensation, potential future financings, and other purposes is desirable in order to avoid repeated separate amendments to our third amended and restated certificate of incorporation, as amended, and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements, or agreements with respect to any future financings or other transactions that would require us to issue a material amount of new shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of The NASDAQ Stock Market or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share, and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting is required to approve the amendment to our third amended and restated certificate of incorporation, as amended, to increase the aggregate number of shares of common stock that we are authorized to issue. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE FROM 50,000,000 SHARES TO 100,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT WE ARE AUTHORIZED TO ISSUE, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND AUTHORIZATION OF OUR BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.0001 PAR VALUE PER SHARE, AT A RATIO IN THE RANGE OF 1:2 TO 1:4, SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS

General

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our third amended and restated certificate of incorporation, as amended, and thereby authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding shares of common stock. Holders of our common stock, $0.0001 par value per share, are being asked to approve the proposal that Article IV of our third amended and restated certificate of incorporation, as amended, be further amended to effect a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock between two (2) and four (4), such number consisting of only whole shares, into one (1) share of common stock). Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our third amended and restated certificate of incorporation and submit the amendment to stockholders for their approval. The form of amendment to our third amended and restated certificate of incorporation, as amended, to effect the reverse stock split is attached as Appendix B to this proxy statement. The amendment will permit the Board of Directors to effect a reverse stock split of our common stock at a ratio between 1:2 to 1:4, such number consisting of only whole shares, to be selected by the Board of Directors following stockholder approval. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board of Directors’ decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The NASDAQ Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than six months from the date of the Special Meeting.

The proposed amendment to our third amended and restated certificate of incorporation, as amended, to effect the reverse stock split will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split.

Purpose and Background of the Reverse Stock Split

On September 17, 2015, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•	the Board of Directors believes that effecting the reverse stock split could, in some circumstances, be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on The NASDAQ Capital Market; and
•	the Board of Directors believes that a higher stock price may help generate investor interest in the Company and help attract, retain, and motivate employees.

The Board of Directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the reverse stock split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

NASDAQ Requirements for Continued Listing

Our common stock is quoted on The NASDAQ Capital Market under the symbol “NURO.” One of the requirements for continued listing on the NASDAQ Capital Market is maintenance of a minimum closing bid price of $1.00 per share. On September 16, 2015, the closing market price per share of our common stock was $0.92, as reported by The NASDAQ Capital Market.

On July 16, 2015, we received a notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share required for continued inclusion on The NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), we were afforded 180 calendar days, or until January 12, 2016, to regain compliance with the minimum bid price requirement. Our common stock will continue to be listed on The NASDAQ Capital Market during this grace period. We cannot be sure that our share price will comply with the requirements for continued listing of our common stock on The NASDAQ Capital Market in the future, or that we will comply with the other continued listing requirements. If our common stock loses its status on The NASDAQ Capital Market, our common stock would likely trade in the over-the-counter market.

If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares.

Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board of Directors unanimously approved this proposal as a potential means of increasing the bid price of our common stock to above $1.00 per share and of maintaining the bid price of our common stock above $1.00 per share in compliance with The NASDAQ Stock Market requirements.

Potential Increased Investor Interest

In approving this proposal, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock.

We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;
•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;
•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and
•	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on The NASDAQ Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend the existing provision of our third amended and restated certificate of incorporation, as amended, relating to our authorized capital to add the following paragraph at the end thereof:

“Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[*] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [*] ([*]) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, $0.0001 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s board of directors).

* By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and four (4) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.”

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the certificate of amendment is approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board of Directors will determine the ratio, within the range approved by the Company’s stockholders, of the reverse stock split to be implemented. The Company will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder approval. The reverse stock split will become effective on the effective date of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, if you are entitled to post-split shares of our common stock, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the split indicating the number of shares of common stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the split. See “Fractional Shares” below for additional information.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.”

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Stock Plans

The Company has several stock plans designed primarily to provide equity-based incentives to employees. These include the Amended and Restated 1996 Stock Option/Restricted Stock Plan, the Amended and Restated 1998 Equity Incentive Plan, as amended, the 2004 Plan, the 2009 Non-Qualified Inducement Stock Plan, and the Amended and Restated 2010 Employee Stock Purchase Plan. As of September 15, 2015, we had approximately 868,902 shares subject to stock options under our various stock plans. Our Board of Directors has the discretion to determine the appropriate adjustment to the awards granted under these stock plans in the event of a stock split.

Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price, as applicable, relating to any award under our stock plans, will be proportionately adjusted using the reverse stock split ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Board of Directors). Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes. For example, if a 1-for-3 reverse stock split is effected, the 1,087,814 shares that remain available for issuance under our 2004 Plan as of September 15, 2015, would be adjusted to equal approximately 362,605 shares, subject to increase pursuant to the terms of our 2004 Plan. In addition, the exercise price per share under each outstanding stock option would be increased by 3 times and the number of shares subject to each outstanding stock option would be decreased by 3 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. A consistent approach would be taken with the other stock plans.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-fourth (1/4) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

Each holder of common stock is hereby notified that any discussion of U.S. Federal tax issues in this proxy statement has been included by the Company in furtherance of the reverse stock split on the terms described herein, and each such holder should seek advice based on his, her, or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock that is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;
(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;
(iii)	an estate with income subject to United States Federal income tax regardless of its source; or
(iv)	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds Company capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership (or any equity owner of such other entity) will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).
•	A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.
•	A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a redemption by the Company. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in Company resulting from the reverse stock split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendment of Our Third Amended and Restated Certificate of Incorporation, as Amended

Approval of the amendment to our third amended and restated certificate of incorporation, as amended, and the authorization of our Board of Directors, if in their judgment it is necessary, to effect the reverse stock split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND AUTHORIZE THE BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN TWO (2) AND FOUR (4), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF THE BOARD OF DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our third amended and restated certificate of incorporation to increase the number of shares of common stock we are authorized to issue as described in Proposal 1 or if there are not sufficient votes in favor of approval of a proposed amendment to our third amended and restated certificate of incorporation to effectuate a reverse stock split as described in Proposal 2.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will not be counted towards, and will have no effect on, the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1 OR PROPOSAL 2, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information concerning beneficial ownership as of September 15, 2015, except as noted below, of our common stock by:

•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to beneficially own more than five percent of our common stock.

The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after September 15, 2015, including any shares that could be purchased by the exercise of options or warrants on or within 60 days after September 15, 2015. Each stockholder’s percentage ownership is based on 13,785,239 shares of our common stock outstanding as of September 15, 2015 plus the number of shares of common stock that may be acquired by such stockholder upon exercise of options or warrants that are exercisable on or within 60 days after September 15, 2015.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

	Amount and Nature of Beneficial Ownership
Name and Address(1) of Beneficial Owner	Common Stock	Options(2)	Total	Percent of Class of Total
Directors and Executive Officers
Shai N. Gozani, M.D., Ph.D.	227,993	263,510	491,503	3.5%
Thomas T. Higgins	85,494	111,955	197,449	1.4%
Francis X. McGillin	12,631	50,000	62,631	*
Allen Hinkle, M.D.	834	3,847	4,681	*
David E. Goodman, M.D.	834	2,847	3,681	*
Timothy R. Surgenor	7,334	2,847	10,181	*
Nancy E. Katz	834	2,847	3,681	*
David Van Avermaete	—	6,875	6,875	*
All Current Directors and Executive Officers as a group (8 persons)	335,954	444,728	780,682	5.5%

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Warrants	Total	Percent of Class of Total
Beneficial Owner of 5% or More Other than Directors or Executive Officers
Sabby Management, LLC(3)	—	1,529,992	1,529,992	9.9%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address of each stockholder is c/o NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451.

(2)	Includes all options that are exercisable on or within 60 days from September 15, 2015 by the beneficial owner, except as otherwise noted.

(3)	Reflects shares of common stock beneficially owned by Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. The amount does not include an aggregate of 13,975,990 shares of common stock issuable upon exercise of warrants held by Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. or an aggregate of 8,613,000 shares of common stock issuable upon the conversion of 87,000 shares of Series B Convertible Preferred Stock held by Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., all of which are subject to a 9.99% beneficial ownership limitation and related conversion and warrant exercise restriction. Sabby Management, LLC and Hal Mintz do not directly own shares of common stock, but are deemed to have beneficial ownership over these shares of common stock because Sabby Management, LLC is the investment manager for both Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. and Hal Mintz is the manager of Sabby Management, LLC. The address for the reporting persons is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

STOCKHOLDER PROPOSALS

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2016 annual meeting must be received by us on or before December 1, 2015 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary.

Stockholder proposals to be presented at our 2016 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2016 annual meeting, must be presented and received in accordance with the provisions of our by-laws. Our by-laws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. A stockholder’s notice will be timely if received by us at our principal executive office not less than 90 days (or February 5, 2016) nor more than 120 days (or January 6, 2016) prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date (or April 5, 2016) or more than 60 days after the Anniversary Date (or July 4, 2016), a stockholder’s notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to our Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to us at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee. If we do so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Alliance Advisors LLC (“Alliance”) to advise us on certain proposals in this proxy statement and to assist us with the solicitation of proxies for the Special Meeting. We expect to pay Alliance approximately $10,000 for their advisory services.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the Special Meeting, please contact our proxy advisor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

877-777-8133

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at NeuroMetrix, Inc., 1000 Winter Street, Waltham, MA 02451 or by telephone at (781) 890-9989 or by e-mail at neurometrix.ir@neurometrix.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Waltham, MA

September 18, 2015

APPENDIX A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF NEUROMETRIX, INC.

It is hereby certified that:

1.            The name of the corporation (hereinafter called the “Corporation”) is NeuroMetrix, Inc. The date of the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware was April 25, 2001 under the name “New NeuroMetrix, Inc.” Thereafter a Certificate of Merger was filed with the Secretary of State of the State of Delaware on May 14, 2001 merging NeuroMetrix, Inc., a Massachusetts corporation, with and into the Corporation which filing included a name change of the Corporation to NeuroMetrix, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 27, 2004, a Certificate of Designations was filed on March 7, 2007, a Certificate of Amendment was filed on September 1, 2011, a Certificate of Amendment was filed on February 15, 2013, two Certificates of Designation were filed on June 6, 2013, two Certificates of Designation were filed on June 24, 2014, and a Certificate of Designation was filed on May 26, 2015.

2.            The Restated Certificate of Incorporation filed on July 27, 2004, as amended, is hereby further amended to change the capitalization of the Corporation by striking out the first paragraph of the section titled “Capital Stock” of Article IV in its entirety and by substituting in lieu thereof the following paragraph:

“The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, of which (i) one hundred million (100,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share, of which twenty-five thousand (25,000) shares shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, one thousand sixty-seven (1,067) shares shall be designated as Series A-1 Convertible Preferred Stock, par value $0.001 per share, three thousand three hundred seventy-one (3,371) shares shall be designated as Series A-2 Convertible Preferred Stock, par value $0.001 per share, two thousand six hundred twenty-two (2,622) shares shall be designated as Series A-3 Convertible Preferred Stock, par value $0.001 per share, four thousand twenty-three (4,023) shares shall be designated as Series A-4 Convertible Preferred Stock, par value $0.001 per share, one hundred forty-seven thousand (147,000) shares shall be designated as Series B Convertible Preferred Stock, par value $0.001 per share, and four million eight hundred sixteen thousand nine hundred seventeen (4,816,917) shares shall be undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).”

3.            The Amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, this    day of             2015.

NeuroMetrix, Inc.

By:
Shai N. Gozani, M.D., Ph.D.
Chief Executive Officer and President

APPENDIX B

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF NEUROMETRIX, INC.

It is hereby certified that:

1.            The name of the corporation (hereinafter called the “Corporation”) is NeuroMetrix, Inc. The date of the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware was April 25, 2001 under the name “New NeuroMetrix, Inc.” Thereafter a Certificate of Merger was filed with the Secretary of State of the State of Delaware on May 14, 2001 merging NeuroMetrix, Inc., a Massachusetts corporation, with and into the Corporation which filing included a name change of the Corporation to NeuroMetrix, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 27, 2004, a Certificate of Designations was filed on March 7, 2007, a Certificate of Amendment was filed on September 1, 2011, a Certificate of Amendment was filed on February 15, 2013, two Certificates of Designation were filed on June 6, 2013, two Certificates of Designation were filed on June 24, 2014, and a Certificate of Designation was filed on May 26, 2015.

2.            The Restated Certificate of Incorporation filed on July 27, 2004, as amended, is hereby further amended to change the capitalization of the Corporation by striking out the first paragraph of the section titled “Capital Stock” of Article IV in its entirety and by substituting in lieu thereof the following two paragraphs:

“The total number of shares of capital stock which the Corporation shall have authority to issue is fifty-five million (55,000,000)** shares, of which (i) fifty million (50,000,000)*** shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share, of which twenty-five thousand (25,000) shares shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, one thousand sixty-seven (1,067) shares shall be designated as Series A-1 Convertible Preferred Stock, par value $0.001 per share, three thousand three hundred seventy-one (3,371) shares shall be designated as Series A-2 Convertible Preferred Stock, par value $0.001 per share, two thousand six hundred twenty-two (2,622) shares shall be designated as Series A-3 Convertible Preferred Stock, par value $0.001 per share, four thousand twenty-three (4,023) shares shall be designated as Series A-4 Convertible Preferred Stock, par value $0.001 per share, one hundred forty-seven thousand (147,000) shares shall be designated as Series B Convertible Preferred Stock, par value $0.001 per share, and four million eight hundred sixteen thousand nine hundred seventeen (4,816,917) shares shall be undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).

Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[*] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [*] ([*]) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, $0.0001 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s board of directors).

* By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and four (4) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.”

** [“one hundred and five million (105,000,000)” if the stockholders approve Proposal 1]

*** [“one hundred million (100,000,000)” if the stockholders approve Proposal 1]

3.            The Amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, this    day of                     .

NeuroMetrix, Inc.

By:
Shai N. Gozani, M.D., Ph.D.
Chief Executive Officer and President

NEUROMETRIX, INC.

Special Meeting of Stockholders October 30, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Shai N. Gozani and Thomas T. Higgins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NeuroMetrix, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM (Eastern Time) on October 30, 2015, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "for" all proposals listed on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held October 30, 2015.
The Proxy Statement is available at: http://www.viewproxy.com/NeuroMetrix/2015SM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2 AND "FOR" PROPOSAL NO. 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve an amendment to our third amended and restated certificate of incorporation, as amended, to increase our authorized common stock	☐	☐	☐
2. To approve an amendment to our third amended and restated certificate of incorporation, as amended, and authorize the Board of Directors to effect a reverse stock split, in its discretion	☐	☐	☐
3. To adjourn the Special Meeting if there are not sufficient votes in favor of Proposal 1 or Proposal 2	☐	☐	☐

I plan on attending the meeting ☐

Date: ______________________________

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Signature

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Signature (if held jointly)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONTROL NUMBER

☐ Change of Address - Please print new address below

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▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET
Vote Your Proxy on the Internet:
Go to www.cesvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:
Call 1 (888) 693-8683
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL
Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.